SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On September 23, 2020, Satbir Bedi, Executive Vice President and Chief Technology Officer of the Company, and the Company entered into a mutual agreement regarding the voluntary departure of Mr. Bedi from the Company in order to enable Mr. Bedi to pursue his personal interests. Pursuant to the agreement, Mr. Bedi will resign as Executive Vice President and Chief Technology Officer of the Company on December 31, 2020. During the period through December 31, 2020, Mr. Bedi will continue in his current position with his current responsibilities for leading Scholastic Technology Services (STS) and Operations, with a primary focus directed to transitioning his successor, when appointed, as head of STS, in the case of his responsibilities related to Technology, and, in the case of Operations, his current direct reports, in order to provide a smooth transition for these respective groups upon his leaving the Company. Mr. Bedi will also advise with respect to restructuring activities associated with the organizational transitions involved, including in the context of cost savings initiatives currently underway at the Company.

Under the material terms of the agreement, following the effective date of his resignation Mr. Bedi will receive a lump-sum cash payment in the amount of $1,206,313, subject to applicable tax withholding. He will also be entitled to continue his medical benefit coverage under the Company’s group medical plan for a one year period, with the Company paying the employer portion of such coverage and Mr. Bedi paying the employee share. Upon the effective date of his resignation, he will also be required to enter into the Company’s customary form of general release agreement. The agreement further provides that Mr. Bedi will be free to consult with and advise third parties on technology-related matters, provided such consulting activities do not interfere with the performance of his duties as described above and such activities do not involve any persons engaged in a business which is the same or substantially similar to the businesses carried on by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020.	SCHOLASTIC CORPORATION

	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President, General Counsel and Secretary